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                                                                    EXHIBIT 10.6

                                   MUZAK LLC
                         Form of Employment Agreement


          Muzak LLC, hereinafter referred to as "Company", and ________________, hereinafter referred to as "Employee", hereby enter into the following
Agreement:

          1.   Employment.

          The Company hereby agrees to employ or to continue to employ Employee, and Employee hereby accepts employment/continued employment upon the terms and conditions contained herein. Any previous Employment Agreement between the Company and Employee are superseded by this Agreement except for the Employee's Compensation Plan.

          2.   Probationary Period.

          Employment for newly hired employees shall be on a probationary period for 90 days. Thereafter this Agreement may be terminated at any time at will by either party, provided, however, that the Employee shall be entitled to all commissions due him/her on the date of termination, except as otherwise provided in Section 3 herein.

          3.   Compensation.

          Compensation shall be payable to Employee in accordance with the Employee's Compensation Plan which may be amended by the Company at any time at its discretion.

          4.   No Other Similar Employment.

          The Employee shall not, during the term hereof, be interested directly or indirectly in any manner, as a partner, officer, director, stockholder, advisor, employee or in any capacity, in any other business similar to the Company's business of furnishing environmental background and foreground music, audio messaging and music services, music videos, internet music products and related services to commercial and industrial establishments or any other business similar to the Company's business. The Employee may engage in investment activities in non-related businesses, but may not be an active participant in such business.

          5.   No Other Employment Agreements.

          Employee warrants that he/she is not a party to any employment or like agreement or restrictive contract or agreement which limits the scope of his/her employment as described in this Agreement. Employee agrees to hold the Company harmless from any and all suits and claims arising out of any such employment agreement or restrictive contracts or agreements.

          6.   Non-Disclosure Covenant.
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          The Employee shall not, at any time or in any manner, either directly or indirectly divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the Company, its manner of operation, its plans, processes or other data without regard as to whether any of the foregoing matters are deemed confidential, material or important. The parties hereby stipulate that as among them, all matter relating to the Company is important, material confidential and gravely affect the effective and successful conduct of the business of the Company and the Company's goodwill, and that any breach of the terms of Section 6 shall be a material breach of the Agreement. Employee also agrees that he/she shall, upon termination of his/her employment for any reason whatsoever, deliver to his/her supervisor any and all lists of names or other customer or account data, contracts, proposals, studies, records, engineering or economic data, forms, notes and any other articles or papers which have come into his/her possession by reason of his/her employment or which he/she holds for the Company, irrespective of whether or not any of said items were prepared by him/her, and he/she shall not retain memoranda or copies of any such items.

          7.   Non-Competition Covenant.

          In recognition of the uniqueness of the services which the Company provides, as well as the confidential information which will be disclosed to the Employee in the course of his/her employment with the Company regarding such services, and in consideration of his/her employment by the Company, the Employee hereby agrees that he/she will not establish, open, or engage in any business, trade, or occupation offering environmental background and foreground music, audio messaging and music services, music videos, internet music products and related services to commercial and industrial establishments or in any manner become interested directly or indirectly, either as an employee, owner, partner, agent, stockholder, director, officer or otherwise, in any such business, trade or occupation within any of the geographic areas in which the Company conducts business for a period of 18 months from the last date on which the Employee is employed by the Company. In the event of breach of this section by the Employee, the Company shall be entitled to preliminary injunctive relief and damages.

          8.   Remedies.

          Employee acknowledges that the restrictions contained in Sections 6 and 7 of this Agreement, in view of the nature of the business in which the Company is engaged and the Employee's role in that business, are reasonable and necessary to protect the legitimate interests of the Company. Employee understands and agrees that his/her violation will cause irreparable injury within a short period of time, and that the Company or its affiliates shall be entitled to preliminary, permanent and other injunctive relief against any such actual or threatened violations and to the recovery of reasonable attorney's fees. Employee further agrees that in the event of a breach or threatened breach by Employee of the provisions of Sections 6 and 7 of this Agreement, the Company shall be entitled to seek and obtain a temporary restraining order or injunction restraining Employee from engaging in such breach. Such relief shall be in addition to, and in no way in limitation of, any and all other remedies the Company shall have in law or in equity for the enforcement of such covenants and provisions. Enforcement of the restrictive covenants set forth

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in Sections 6 and 7 of this Agreement shall be governed by the law of the state in which enforcement is sought by the Company. The 18-month period specified in
Section 7 hereof shall cease to run during the continuance of any such violation, and any portion of the said period remaining at the commencement of any such violation shall not begin to run until said violation is fully and finally cured. In the event that the restrictions on competition contained in
Section 7 hereof are held to be in any respect unreasonable or overly restrictive, then the court so holding may reduce the period of time for which they are applicable, or effect any other change to the extent necessary to render such restrictions enforceable by said court.

          9.   Effect of Waiver.

          The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate as a waiver of any subsequent or other breach by Employee.

          10.  Invalid Provisions.

          In the event any provisions of this Agreement are held invalid or unenforceable, such holding shall not affect the validity or enforceability of the remaining provisions of this Agreement which shall nonetheless be deemed in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ____ day of _____________________, 19__.


          I have read and fully understand the foregoing Agreement; I intend to be legally bound hereby.


                                          --------------------------------------
                                          Employee


                                          MUZAK LLC


                                          By:
                                             -----------------------------------
                                                  Bill Boyd
                                          Title:  Chairman

This Agreement shall be duplicated, one copy to be retained by Employee and one copy to be retained in the Employee's personnel file

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